UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 25, 2003

CEVA, INC.
(Exact name of registrant as specified in its charter)

State of Delaware	000-49842	77-0556376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2033 Gateway Place, Suite 150
San Jose, CA 95110
(Address of principal executive offices, including zip code)

(408) 514-2900
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2005, in connection with the Company’s Board of Directors (the “Board”) appointment of Mr. Peter McManamon as Chairman of the Board, the Board increased the annual retainer fees to be paid to Mr. McManamon to from $40,000 to $60,000. Additionally, on May 9, 2005, the Board (i) reduced the annual retainer fees to be paid to members of the Board of Directors from $40,000 to $30,000 per annum prorated for the year except for the Chairman of the Board and the lead independent director who shall continue at their current fee level and (ii) eliminated the per meeting attendance fees to be paid to members of the Board for attending Board meetings, in each case for the balance of 2005.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

In November 2002, following the merger of CEVA, Inc. (the “Company”) with Parthus Technologies, plc, in which the Company was the surviving corporation, the majority of the Company’s finance function was located in Dublin, and the Audit Committee determined to have responsibility for the Company’s audit centralized in Dublin, Ireland as soon as was feasible, which was when the audit for fiscal year 2002 was completed and the Annual Report on Form 10-K for the year ended December 31, 2002 was filed with the Securities and Exchange Commission (the “SEC”). On April 25, 2003, the Audit Committee approved the transfer of responsibility for the Company’s audit to the Dublin office of Ernst & Young - Dublin, Ireland (the “Irish Auditors”) from Kost, Forer, Gabbay & Kassierer (the “Israeli Auditors”). Both the Irish Auditors and the Israeli Auditors are members of Ernst & Young Global.

The reports of the Israeli Auditors on the financial statements for the fiscal years ended December 31, 2001 and December 31, 2002 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the Israeli Auditors’ audits for the fiscal years ended December 31, 2001 and December 31, 2002, there were no disagreements with the Israeli Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the Israeli Auditors, would have caused it to make reference to the subject matter of such disagreements in connection with its reports. In addition no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K, occurred during the Company’s fiscal years ended December 31, 2001 and December 31, 2002.

The Company requested that the Israeli Auditors furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter is filed as an exhibit to this 8-K.

As noted above, on April 25, 2003, the Company transferred the responsibility for the Company’s audit to the Irish Auditors to serve as the Company’s independent auditors.

The Company had not consulted with the Irish Auditors regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K during the two fiscal years ended December 31, 2001 and December 31, 2002 or the subsequent interim period through April 25, 2003.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective May 9, 2005, the Company’s Board of Directors appointed Mr. John Bourke as a “principal financial officer” for purposes of enabling Mr. Bourke to sign the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”), and, as deemed appropriate, amendments, if any, thereto, for the Company’s first fiscal quarter ended March 31, 2005 and required under Sections 302 and 906 certifications of the Sarbanes-Oxley Act of 2002. Mr. Bourke is not authorized to take further action as “principal financial officer,” without further Board action. This limited authority for Mr. Bourke to act as a principal financial officer with respect to the Form 10-Q and amendments thereto, if any, was established in light of the appointment that same day of a new chief financial officer of the Company, Yaniv Arieli, as previously reported on the Company’s Current Report on Form 8-K dated May 11, 2005. Mr. Arieli had not been previously employed by the Company. As the Company was required to file its Quarterly Report on Form 10-Q by no later than May 10, 2005, the Board of Directors viewed it as in the best interests of investors that Mr. Bourke, the Company’s Vice President Finance and Corporate Controller, be authorized to act in this capacity.

Mr. Bourke, age 38, has been Vice President Finance and Corporate Controller of the Company since January 2002. Prior to that, he was Financial Planning & Analysis Manager from May 2000 to January 2002. Prior to joining the Company, Mr. Bourke held various director and senior management positions at Ernst & Young from 1988 to 2000.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

16.1	Letter dated June 21, 2005 from Kost, Forer, Gabbay & Kassierer to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer

Date: June 21, 2005

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated June 21, 2005 from Kost, Forer, Gabbay & Kassierer to the Securities and Exchange Commission.